FOR IMMEDIATE RELEASE	Tuesday, February 4, 2014

Gannett Co., Inc. Reports Non-GAAP Earnings per Diluted Share of $0.66, Earnings per Diluted
Share of $0.39 on GAAP basis

Highlights for the quarter on a comparable 13-week basis1 include the following:

•	Publishing Segment operating income on non-GAAP basis was slightly higher year-over-year

•	Television revenues 23 percent higher excluding record level of political advertising achieved in fourth quarter of 2012

•	Digital Segment revenue up 4 percent

•	Belo Corp. acquisition completed on December 23, 2013

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported non-GAAP earnings per diluted share of $0.66 for the fourth quarter compared to $0.89 in the fourth quarter of 2012. Results in the quarter reflect revenue growth in the Digital and Broadcasting Segments, excluding the record level of political spending in the fourth quarter of 2012 and a solid performance in the Publishing Segment. The extra week in the fourth quarter in 2012 also contributed $0.03 of the $0.89 earnings per diluted share noted.

Gracia Martore, president and chief executive officer, said, “Our strong fourth quarter results cap off a highly productive, transformative year for Gannett.  From our game-changing acquisition of Belo and the progress of G/O Digital, our digital marketing services business, to the ongoing enhancements we’re making to our All Access Content Subscription Model, we have fundamentally changed the composition of our company and the way in which we interact with consumers and businesses in our communities. This enables us to strongly compete across a wide spectrum in today’s digital media landscape.  In addition, we are delighted that during the quarter, USA TODAY regained its position as the number one newspaper in total daily circulation in the nation, reflecting changing media consumption and increased engagement with our digital platforms.

"As a result, each of our segments was solidly profitable in the fourth quarter and we continue to generate substantial free cash flow.  We continue to invest wisely and remain relentlessly focused on the execution of our strategic initiatives, raising the bar on operational excellence, and enhancing the strength of our balance sheet, which provides us with the flexibility to continue to invest in our businesses and explore promising new opportunities. These accomplishments - coupled with the increased advertising demand we are anticipating in connection with the Winter Olympics and elections - position us extremely well for a terrific 2014.”

Certain amounts and comparisons included in the following discussion of GAAP results are supplemented by discussions which exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 6 through 11 attached to this release. The company's basis for providing discussions of non-GAAP results is detailed below.

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CONTINUING OPERATIONS

All of the company’s Publishing and Broadcast Segment comparative results were impacted by an extra week in 2012, which did not recur in 2013. All of the comparative results detailed below exclude both the extra week in the fourth quarter and year as well as special items, unless otherwise noted.

Operating revenues for the company totaled $1.37 billion in the fourth quarter, 6.0 percent lower than the fourth quarter in 2012. The decline reflects higher Digital Segment revenues which were more than offset by lower revenues in the Publishing and Broadcast Segments. Broadcasting Segment revenues were impacted by the absence of significant political spending which reached record levels in 2012's fourth quarter. Excluding the incremental impact of political advertising, total company revenues would have been relatively unchanged.

The table below details fourth quarter results on a GAAP and non-GAAP basis:

In thousands of dollars, except per share amounts

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Dec. 29, 2013	Workforce restructuring	Transformation costs	Asset impairment charges	Thirteen weeks ended Dec. 29, 2013
Operating income	$213,606	$21,569	$10,081	$32,996	$278,252
Total non-operating (expense) income	(66,898)	—	20,985	—	(45,913)
Income before income taxes	146,708	21,569	31,066	32,996	232,339
Provision for income taxes	41,500	6,400	4,200	13,300	65,400
Net income	105,208	15,169	26,866	19,696	166,939
Net income attributable to Gannett Co., Inc.	90,747	15,169	26,866	19,696	152,478
Net income per share - diluted	$0.39	$0.07	$0.12	$0.08	$0.66

Net income attributable to Gannett on a non-GAAP basis was $152.5 million in the fourth quarter while non-GAAP operating income totaled $278.3 million. Operating cash flow in the quarter (a non-GAAP term defined as operating income plus special items, depreciation and amortization) was $325.7 million.

Special items in the fourth quarter of 2013 totaled $85.6 million ($61.7 million after tax or $0.27 per share) reflecting charges associated with facility consolidations, non-cash asset impairments, workforce restructuring and transaction-related fees. Results during the fourth quarter of 2012 included $118.4 million of special items ($104.2 million after tax or $0.45 per share).

Operating expenses including the special charges noted above totaled $1.15 billion in the quarter. Operating expenses on a non-GAAP basis totaled $1.09 billion, a decline of 3.9 percent compared to the fourth quarter in 2012. The decline primarily reflects lower expenses in the Publishing Segment due to continued efficiency efforts.

Total operating revenues for the full year totaled $5.16 billion, a decline of 2.4 percent compared to 2012. The decline was primarily due to the relative absence of a record $150 million in political advertising and $37 million associated with the Summer Olympic Games generated during 2012. Total company revenues excluding the incremental impact of political and Olympic advertising were up slightly. Broadcasting Segment revenues were 6.8 percent lower in 2013 as a significant increase in retransmission revenue was offset by significantly lower political advertising and the incremental impact of the absence of Olympic spending. Television revenues, excluding the incremental impact of political and Olympic advertising, were 14.3 percent higher. Digital Segment revenues were up 4.1 percent due to stronger results at CareerBuilder. Company-wide digital revenues totaled $1.47 billion, an increase of 16.8 percent compared to 2012. Publishing Segment revenues were down 2.6 percent as a 2.9 percent

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increase in circulation revenues partially offset a 5.4 percent decline in advertising revenue. The increase in circulation revenue represents the second consecutive year of higher circulation revenues and reflects the impact of the All Access Content Subscription Model.

Operating expenses in 2013 on a non-GAAP basis were 0.9 percent lower reflecting continued efficiency efforts. Operating cash flow totaled $1.04 billion in 2013. On a non-GAAP basis, operating income in 2013 was $855.4 million and net income attributable to Gannett totaled $473.4 million. Earnings per diluted share on the same basis were $2.02.

PUBLISHING

All of the comparative results detailed below exclude the extra week in the fourth quarter of 2012 and special items.

Operating revenues in the Publishing Segment were $944.3 million in the quarter, a 4.6 percent decline due to lower advertising demand and challenging circulation revenue comparisons which reflect the impact of the All Access Content Subscription Model.

Advertising revenues were 5.9 percent lower and totaled $589.6 million reflecting secular pressures as well as the relatively slow pace of the economic recovery. Retail and national category comparisons were in line with third quarter comparisons. Classified advertising comparisons in the quarter were slightly better than third quarter comparisons reflecting improved automotive and employment comparisons. A summary of the year-over-year percent change for the company's advertising categories can be found in Table 5.

Circulation revenues totaled $288.4 million in the quarter, a decline of 1.6 percent compared to the fourth quarter of 2012. The decline reflects higher circulation revenue at Newsquest due to increases in cover prices as they continue to reposition their publications offset by lower circulation revenue at local domestic publishing operations.

Publishing Segment digital revenues were 10.8 percent higher in the quarter reflecting the impact of digital advertising and marketing solutions. Digital revenues at local domestic publishing operations were 8.8 percent higher, while at Newsquest in the UK they were up 18.7 percent, in pounds, and at USA TODAY and its associated businesses, they increased 8.9 percent.

Publishing Segment operating expenses were 5.5 percent lower than the fourth quarter in 2012 due primarily to continued efficiency efforts.

Non-GAAP operating income totaled $143.6 million in the quarter and operating cash flow was $170.6 million. Operating income was up slightly while operating cash flow was down 1.1 percent.

BROADCASTING

All of the comparative results for the Broadcasting Segment detailed below exclude the extra week in the fourth quarter of 2012, special items and Captivate's operating results in both years.

Revenues in the Broadcasting Segment totaled $228.2 million, down 15.7 percent from the fourth quarter in 2012. The decline was driven primarily by the absence of $85.8 million of incremental politically related advertising during the fourth quarter of 2012 partially offset by a substantial increase in retransmission revenue.

Retransmission revenues were $38.9 million in the quarter, an increase of 31.5 percent from the fourth quarter in 2012. Television station digital revenues were up 40.3 percent reflecting growth in digital

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marketing services. Excluding the incremental impact of political spending in the quarter, Broadcasting Segment revenues would have been 23.4 percent higher.

Based on current trends and including a full quarter of results for the former Belo stations, total television revenues are projected to increase almost 100 percent in the first quarter of 2014 compared to the first quarter of 2013. On a pro forma basis, the percentage increase in total television revenues in the first quarter of 2014 is projected to be in the high teens compared to the first quarter of 2013.

Broadcasting Segment operating expenses were down 1.1 percent compared to the fourth quarter in 2012. Non-GAAP operating income totaled $111.0 million while operating cash flow on the same basis was $118.7 million.
DIGITAL

Digital Segment operating revenues totaled $195.6 million, up 4.4 percent compared to $187.2 million in the fourth quarter in 2012. Strong revenue growth at CareerBuilder contributed to the increase. Digital Segment operating expenses were $168.2 million compared to $238.3 million in the fourth quarter in 2012. The decrease reflects a significantly reduced amount of special items in the fourth quarter compared to the fourth quarter a year ago. Digital Segment operating expenses excluding special items were 5.7 percent higher. On the same basis, operating income was $38.9 million, relatively unchanged from the fourth quarter in 2012, while operating cash flow was $46.9 million. Digital Segment results reflect revenue growth of 7.3 percent at CareerBuilder and a mid-single digit increase in their operating income as well as continued investment in the repositioning of our PointRoll business.

Digital revenues company-wide, which include the Digital Segment and all digital revenues generated by the other business segments, reached $390.6 million, 6.1 percent higher than the fourth quarter a year ago. Excluding the extra week in the fourth quarter of 2012, digital revenues company-wide were 8.3 percent higher. The increase was driven primarily by higher revenue associated with digital advertising and marketing solutions across all segments.

At the end of the quarter, Gannett had about 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. In December, Gannett's consolidated domestic Internet audience share increased 19.7 percent from December of 2012 to 65.4 million unique visitors reaching 29.2 percent of the Internet audience, according to Comscore Media Metrix. USATODAY.com is one of the most popular news sites and the USA TODAY app is a top news app with 19.4 million downloads across iPad, iPhone, Android, Windows and Kindle Fire. USA TODAY mobile traffic continues to grow as total pages views in December were up 13 percent from December in 2012 to approximately 589 million while monthly visitors increased 89 percent to approximately 24 million. Newsquest is also an Internet leader in the UK where its network of web sites attracted 99.9 million monthly page impressions from approximately 15.3 million unique users in December 2013.

NON-OPERATING ITEMS

The company's equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.

Equity income in unconsolidated investments was $14.9 million, an increase of $8.5 million from the fourth quarter in 2012. The increase was due, in part, to special items that impacted equity income in fourth quarter in 2012. Excluding special non-cash charges, equity income would have been $4.7 million higher reflecting improved results in our newspaper partnerships as well as Classified Ventures.

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Interest expense was $62.9 million compared to $38.9 million in the fourth quarter in 2012. The increase reflects primarily the issuance of $1.85 billion in senior notes during the third and fourth quarters of 2013 primarily related to the Belo transaction. In July, the company issued $600 million in senior notes with a coupon of 5.125 percent with a 2020 maturity date. The company issued $1.25 billion in fixed rate debt in October comprised of $600 million maturing in 2019 with a coupon of 5.125 percent and $650 million maturing in 2023 with a coupon of 6.375 percent.

Other non-operating expense totaled $18.9 million for the quarter compared to income of $6.0 million in the fourth quarter in 2012. The decline is due primarily to special items in the fourth quarter of 2013 associated with transaction-related fees. Excluding special charges, other non-operating income was $4.0 million lower reflecting primarily investment gains in the fourth quarter in 2012.

Free cash flow (a non-GAAP measure) totaled $153.4 million in the quarter (see Table 11). The balance of long term debt at quarter end was $3.7 billion. Total cash at the end of the quarter was $469 million.

During the fourth quarter, the company repurchased approximately 1.4 million shares for $37.9 million. For the full year 2013, shares repurchased totaled 4.9 million shares for $116.6 million.

UPDATED ASSUMPTIONS

As noted, the company closed on its acquisition of Belo on December 23, 2013. As a result, several operating assumptions for 2014 have been updated to reflect the inclusion of all businesses.

•	Capital expenditures are expected to be $140 million to $150 million.

•	Depreciation is projected to be approximately $190 million.

•	Amortization will be approximately $50 million to $60 million.

•	The tax rate in 2014 is projected to be approximately 33 percent.

•	Retransmission revenue is expected to be $330 million to $340 million.

* * * *
1Reported results reflect a 13-week fourth quarter in 2013 compared to a 14-week fourth quarter in 2012; full year results reflect 52 weeks in 2013 compared to 53 weeks in 2012.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read in conjunction with financial information presented on a GAAP basis.

In this earnings report, the company discusses non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, transformation costs, non-cash asset impairment charges, a non-cash charge related to a change in control and sale of interests in a business, non-cash charges related to certain investments accounted for under the equity method, a currency-related loss recognized in other non-operating items and certain credits to its income tax provision. The company believes that such expenses, charges and credits are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between periods and with peer group companies.

Workforce restructuring expenses primarily related to incremental expenses the company has incurred to consolidate or outsource production processes and centralize other functions. These expenses include payroll and related benefit costs. Transformation costs include incremental expenses incurred by the Company to execute on its transformation and growth plan, including those related to the Company’s

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recently completed Belo acquisition and incremental expenses associated with optimizing the Company’s real estate portfolio. Non-cash asset impairment charges were recorded to reduce the book value of certain intangible assets and investments accounted for under the equity method to fair value, as the businesses underlying these assets had experienced significant and sustained unfavorable operating results. Other non-operating charges include a non-cash charge related to the change in control and sale of interests in the Company’s Captivate business and a currency loss in the first quarter of 2013 related to the weakening of the British pound associated with the downgrade of the U.K. sovereign credit rating. Full year results for 2013 included credits to the income tax provision related to reserve releases as a result of a federal exam resolution and lapse of a statute of limitation. Full year results for 2012 included a credit related primarily to tax settlements covering multiple years.

The company also discusses operating cash flow, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. This non-GAAP measure is calculated by adding amounts associated with the special expense items described above, as well as depreciation and amortization, to operating income as reported on a GAAP basis. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in its businesses, repay indebtedness, add to the company's cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company's businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company's peer group companies present similar non-GAAP measures to better facilitate industry comparisons.

Tabular reconciliations for the non-GAAP financial measures are contained in Tables 6 through 11 attached to this news release.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company's web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-221-9542 and international callers should dial 913-312-1471 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 1263292. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 1263292. Materials related to the call will be available through the Investor Relations section of the company's web site Tuesday morning.

Forward Looking Statements
Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including their annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

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Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

About Gannett
Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 110 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people - and the companies who want to reach them - with their interests and communities. For more information, visit www.gannett.com.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	jmgaines@gannett.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1
	Thirteen weeks ended Dec. 29, 2013	Fourteen weeks ended Dec. 30, 2012	% Increase (Decrease)
Net operating revenues:
Publishing advertising	$589,555	$657,546	(10.3)
Publishing circulation	288,434	313,113	(7.9)
All other Publishing	66,272	72,890	(9.1)
Broadcasting	228,207	287,511	(20.6)
Digital	195,570	187,249	4.4
Total	1,368,038	1,518,309	(9.9)

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	722,487	779,777	(7.3)
Selling, general and administrative expenses, exclusive of depreciation	341,451	360,422	(5.3)
Depreciation	37,615	40,426	(7.0)
Amortization of intangible assets	9,802	9,291	5.5
Facility consolidation and asset impairment charges	43,077	108,013	(60.1)
Total	1,154,432	1,297,929	(11.1)
Operating income	213,606	220,380	(3.1)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	14,895	6,407	***
Interest expense	(62,857)	(38,927)	61.5
Other non-operating items	(18,936)	6,046	***
Total	(66,898)	(26,474)	***

Income before income taxes	146,708	193,906	(24.3)
Provision for income taxes	41,500	78,900	(47.4)
Net income	105,208	115,006	(8.5)
Net income attributable to noncontrolling interests	(14,461)	(11,921)	21.3
Net income attributable to Gannett Co., Inc.	$90,747	$103,085	(12.0)

Net income per share - basic	$0.40	$0.45	(11.1)
Net income per share - diluted	$0.39	$0.44	(11.4)

Weighted average number of common shares outstanding:
Basic	227,343	229,368	(0.9)
Diluted	232,585	233,980	(0.6)

Dividends declared per share	$0.20	$0.20	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 2
	Fifty-two weeks ended Dec. 29, 2013	Fifty-three weeks ended Dec. 30, 2012	% Increase (Decrease)
Net operating revenues:
Publishing advertising	$2,198,719	$2,355,922	(6.7)
Publishing circulation	1,129,060	1,117,042	1.1
All other Publishing	250,025	255,180	(2.0)
Broadcasting	835,113	906,104	(7.8)
Digital	748,445	718,949	4.1
Total	5,161,362	5,353,197	(3.6)

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,882,449	2,943,847	(2.1)
Selling, general and administrative expenses, exclusive of depreciation	1,291,858	1,303,427	(0.9)
Depreciation	153,203	160,746	(4.7)
Amortization of intangible assets	36,369	33,293	9.2
Facility consolidation and asset impairment charges	58,240	122,129	(52.3)
Total	4,422,119	4,563,442	(3.1)
Operating income	739,243	789,755	(6.4)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	43,824	22,387	95.8
Interest expense	(176,064)	(150,469)	17.0
Other non-operating items	(47,890)	8,734	***
Total	(180,130)	(119,348)	50.9

Income before income taxes	559,113	670,407	(16.6)
Provision for income taxes	113,200	195,400	(42.1)
Net income	445,913	475,007	(6.1)
Net income attributable to noncontrolling interests	(57,233)	(50,727)	12.8
Net income attributable to Gannett Co., Inc.	$388,680	$424,280	(8.4)

Net income per share - basic	$1.70	$1.83	(7.1)
Net income per share - diluted	$1.66	$1.79	(7.3)

Weighted average number of common shares outstanding:
Basic	228,541	232,327	(1.6)
Diluted	234,189	236,690	(1.1)

Dividends declared per share	$0.80	$0.80	—

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 3
	Thirteen weeks ended Dec. 29, 2013	Fourteen weeks ended Dec. 30, 2012	% Increase (Decrease)
Net operating revenues:
Publishing	$944,261	$1,043,549	(9.5)
Broadcasting	228,207	287,511	(20.6)
Digital	195,570	187,249	4.4
Total	$1,368,038	$1,518,309	(9.9)

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$105,624	$128,662	(17.9)
Broadcasting	96,337	157,935	(39.0)
Digital	27,333	(51,006)	***
Corporate	(15,688)	(15,211)	3.1
Total	$213,606	$220,380	(3.1)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$57,546	$47,524	21.1
Broadcasting	8,657	6,894	25.6
Digital	19,616	99,364	(80.3)
Corporate	4,675	3,948	18.4
Total	$90,494	$157,730	(42.6)

Operating cash flow:
Publishing	$163,170	$176,186	(7.4)
Broadcasting	104,994	164,829	(36.3)
Digital	46,949	48,358	(2.9)
Corporate	(11,013)	(11,263)	(2.2)
Total	$304,100	$378,110	(19.6)

Operating cash flow represents operating income from each of the company's business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See Table No. 10 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 4
	Fifty-two weeks ended Dec. 29, 2013	Fifty-three weeks ended Dec. 30, 2012	% Increase (Decrease)
Net operating revenues:
Publishing	$3,577,804	$3,728,144	(4.0)
Broadcasting	835,113	906,104	(7.8)
Digital	748,445	718,949	4.1
Total	$5,161,362	$5,353,197	(3.6)

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Publishing	$313,697	$368,644	(14.9)
Broadcasting	361,915	443,808	(18.5)
Digital	128,264	41,700	***
Corporate	(64,633)	(64,397)	0.4
Total	$739,243	$789,755	(6.4)

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$153,380	$147,750	3.8
Broadcasting	29,625	28,007	5.8
Digital	46,415	123,990	(62.6)
Corporate	18,392	16,421	12.0
Total	$247,812	$316,168	(21.6)

Operating cash flow:
Publishing	$467,077	$516,394	(9.6)
Broadcasting	391,540	471,815	(17.0)
Digital	174,679	165,690	5.4
Corporate	(46,241)	(47,976)	(3.6)
Total	$987,055	$1,105,923	(10.7)

Operating cash flow represents operating income from each of the company's business segments plus related depreciation, amortization and facility consolidation and asset impairment charges. See Table No. 10 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

PUBLISHING SEGMENT REVENUE COMPARISONS Gannett Co., Inc. and Subsidiaries Unaudited

Table No. 5

The percentage changes for the Publishing segment advertising and classified revenue categories excluding the extra week in the fourth quarter of 2012 were as follows:

Fourth quarter 2013 year-over-year advertising comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing segment (constant currency)	Total Publishing segment

Retail	(4.6%)	(4.2%)	(4.6%)	(4.5%)
National	(10.4%)	(7.6%)	(10.2%)	(10.1%)
Classified	(5.2%)	(7.9%)	(5.9%)	(5.7%)
Total advertising	(5.9%)	(6.5%)	(6.0%)	(5.9%)

Year-to-date 2013 year-over-year advertising comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing segment (constant currency)	Total Publishing segment

Retail	(4.5%)	(3.3%)	(4.4%)	(4.6%)
National	(6.0%)	(14.8%)	(6.7%)	(6.8%)
Classified	(5.2%)	(7.7%)	(5.9%)	(6.2%)
Total advertising	(5.0%)	(6.8%)	(5.3%)	(5.4%)

Fourth quarter 2013 year-over-year classified comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing segment (constant currency)	Total Publishing segment

Automotive	2.5%	(7.0%)	1.4%	1.5%
Employment	(10.1%)	(1.2%)	(7.3%)	(7.2%)
Real Estate	(4.3%)	(12.0%)	(7.0%)	(6.8%)
Legal	(21.3%)	—%	(21.3%)	(21.3%)
Other	(6.3%)	(10.6%)	(7.7%)	(7.5%)
Total classified	(5.2%)	(7.9%)	(5.9%)	(5.7%)

Year-to-date 2013 year-over-year classified comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing segment (constant currency)	Total Publishing segment

Automotive	(0.4%)	(9.1%)	(1.5%)	(1.6%)
Employment	(9.0%)	(3.9%)	(7.4%)	(7.9%)
Real Estate	(3.8%)	(9.3%)	(5.9%)	(6.4%)
Legal	(12.1%)	—%	(12.1%)	(12.1%)
Other	(5.8%)	(9.0%)	(6.9%)	(7.3%)
Total classified	(5.2%)	(7.7%)	(5.9%)	(6.2%)

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 6 through No. 11 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 6
	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Dec. 29, 2013	Workforce restructuring	Transformation costs	Asset impairment charges	Thirteen weeks ended Dec. 29, 2013
Cost of sales and operating expenses, exclusive of depreciation	$722,487	$(7,164)	$—	$—	$715,323
Selling, general and administrative expenses, exclusive of depreciation	341,451	(14,405)	—	—	327,046
Facility consolidation and asset impairment charges	43,077	—	(10,081)	(32,996)	—
Operating expenses	1,154,432	(21,569)	(10,081)	(32,996)	1,089,786
Operating income	213,606	21,569	10,081	32,996	278,252
Other non-operating items	(18,936)	—	20,985	—	2,049
Total non-operating (expense) income	(66,898)	—	20,985	—	(45,913)
Income before income taxes	146,708	21,569	31,066	32,996	232,339
Provision for income taxes	41,500	6,400	4,200	13,300	65,400
Net income	105,208	15,169	26,866	19,696	166,939
Net income attributable to Gannett Co., Inc.	90,747	15,169	26,866	19,696	152,478
Net income per share - diluted	$0.39	$0.07	$0.12	$0.08	$0.66

	GAAP Measure	Special Items			Non-GAAP Measure
	Fourteen weeks ended Dec. 30, 2012	Workforce restructuring	Transformation costs	Asset impairment charges	Fourteen weeks ended Dec. 30, 2012
Cost of sales and operating expenses, exclusive of depreciation	$779,777	$(5,909)	$—	$—	$773,868
Selling, general and administrative expenses, exclusive of depreciation	360,422	(686)	—	—	359,736
Facility consolidation and asset impairment charges	108,013	—	(17,960)	(90,053)	—
Operating expenses	1,297,929	(6,595)	(17,960)	(90,053)	1,183,321
Operating income	220,380	6,595	17,960	90,053	334,988
Equity income (loss) in unconsolidated investees, net	6,407	—	—	3,816	10,223
Total non-operating (expense) income	(26,474)	—	—	3,816	(22,658)
Income before income taxes	193,906	6,595	17,960	93,869	312,330
Provision for income taxes	78,900	2,400	6,800	5,000	93,100
Net income	115,006	4,195	11,160	88,869	219,230
Net income attributable to Gannett Co., Inc.	103,085	4,195	11,160	88,869	207,309
Net income per share - diluted	$0.44	$0.02	$0.05	$0.38	$0.89

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

Table No. 7
	GAAP Measure	Special Items					Non-GAAP Measure
	Fifty-two weeks ended Dec. 29, 2013	Workforce restructuring	Transformation costs	Asset impairment charges	Other non-operating items	Special tax benefits	Fifty-two weeks ended Dec. 29, 2013
Cost of sales and operating expenses, exclusive of depreciation	$2,882,449	$(36,856)	$—	$—	$—	$—	$2,845,593
Selling, general and administrative expenses, exclusive of depreciation	1,291,858	(21,052)	—	—	—	—	1,270,806
Facility consolidation and asset impairment charges	58,240	—	(25,244)	(32,996)	—	—	—
Operating expenses	4,422,119	(57,908)	(25,244)	(32,996)	—	—	4,305,971
Operating income	739,243	57,908	25,244	32,996	—	—	855,391
Equity income in unconsolidated investees, net	43,824	—	—	731	—	—	44,555
Other non-operating items	(47,890)	—	35,796	—	18,690		6,596
Total non-operating (expense) income	(180,130)	—	35,796	731	18,690	—	(124,913)
Income before income taxes	559,113	57,908	61,040	33,727	18,690	—	730,478
Provision for income taxes	113,200	20,700	16,100	13,600	8,400	27,800	199,800
Net income	445,913	37,208	44,940	20,127	10,290	(27,800)	530,678
Net income attributable to Gannett Co., Inc.	388,680	37,208	44,940	20,127	10,290	(27,800)	473,445
Net income per share - diluted	$1.66	$0.16	$0.19	$0.09	$0.04	$(0.12)	$2.02

	GAAP Measure	Special Items				Non-GAAP Measure
	Fifty-three weeks ended Dec. 30, 2012	Workforce restructuring	Transformation costs	Asset impairment charges	Special tax benefits	Fifty-three weeks ended Dec. 30, 2012
Cost of sales and operating expenses, exclusive of depreciation	$2,943,847	$(34,679)	$—	$—	$—	$2,909,168
Selling, general and administrative expenses, exclusive of depreciation	1,303,427	(13,837)	—	—	—	1,289,590
Facility consolidation and asset impairment charges	122,129	—	(32,076)	(90,053)	—	—
Operating expenses	4,563,442	(48,516)	(32,076)	(90,053)	—	4,392,797
Operating income	789,755	48,516	32,076	90,053	—	960,400
Equity income in unconsolidated investees, net	22,387	—	—	7,036	—	29,423
Total non-operating (expense) income	(119,348)	—	—	7,036	—	(112,312)
Income before income taxes	670,407	48,516	32,076	97,089	—	848,088
Provision for income taxes	195,400	19,100	12,500	6,200	13,100	246,300
Net income	475,007	29,416	19,576	90,889	(13,100)	601,788
Net income attributable to Gannett Co., Inc.	424,280	29,416	19,576	90,889	(13,100)	551,061
Net income per share - diluted (a)	$1.79	$0.12	$0.08	$0.38	$(0.06)	$2.33

(a) Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8
	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Dec. 29, 2013	Workforce restructuring	Transformation costs	Asset impairment charges	Thirteen weeks ended Dec. 29, 2013
Operating income:
Publishing	$105,624	$7,437	$9,187	$21,382	$143,630
Broadcasting	96,337	13,729	894	—	110,960
Digital	27,333	—	—	11,614	38,947
Corporate	(15,688)	403	—	—	(15,285)
Total	$213,606	$21,569	$10,081	$32,996	$278,252

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$57,546	$—	$(9,187)	$(21,382)	$26,977
Broadcasting	8,657	—	(894)	—	7,763
Digital	19,616	—	—	(11,614)	8,002
Corporate	4,675	—	—	—	4,675
Total	$90,494	$—	$(10,081)	$(32,996)	$47,417

Operating cash flow (a):
Publishing	$163,170	$7,437	$—	$—	$170,607
Broadcasting	104,994	13,729	—	—	118,723
Digital	46,949	—	—	—	46,949
Corporate	(11,013)	403	—	—	(10,610)
Total	$304,100	$21,569	$—	$—	$325,669

	GAAP Measure	Special Items			Non-GAAP Measure
	Fourteen weeks ended Dec. 30, 2012	Workforce restructuring	Transformation costs	Asset impairment charges	Fourteen weeks ended Dec. 30, 2012
Operating income:
Publishing	$128,662	$6,595	$17,960	$—	$153,217
Broadcasting	157,935	—	—	—	157,935
Digital	(51,006)	—	—	90,053	39,047
Corporate	(15,211)	—	—	—	(15,211)
Total	$220,380	$6,595	$17,960	$90,053	$334,988

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$47,524	$—	$(17,960)	$—	$29,564
Broadcasting	6,894	—	—	—	6,894
Digital	99,364	—	—	(90,053)	9,311
Corporate	3,948	—	—	—	3,948
Total	$157,730	$—	$(17,960)	$(90,053)	$49,717

Operating cash flow (a):
Publishing	$176,186	$6,595	$—	$—	$182,781
Broadcasting	164,829	—	—	—	164,829
Digital	48,358	—	—	—	48,358
Corporate	(11,263)	—	—	—	(11,263)
Total	$378,110	$6,595	$—	$—	$384,705

(a) Refer to Table No. 10

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 9
	GAAP Measure	Special Items			Non-GAAP Measure
	Fifty-two weeks ended Dec. 29, 2013	Workforce restructuring	Transformation costs	Asset impairment charges	Fifty-two weeks ended Dec. 29, 2013
Operating income:
Publishing	$313,697	$43,137	$24,211	$21,382	$402,427
Broadcasting	361,915	14,368	1,033	—	377,316
Digital	128,264	—	—	11,614	139,878
Corporate	(64,633)	403	—	—	(64,230)
Total	$739,243	$57,908	$25,244	$32,996	$855,391

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$153,380	$—	$(24,211)	$(21,382)	$107,787
Broadcasting	29,625	—	(1,033)	—	28,592
Digital	46,415	—	—	(11,614)	34,801
Corporate	18,392	—	—	—	18,392
Total	$247,812	$—	$(25,244)	$(32,996)	$189,572

Operating cash flow (a):
Publishing	$467,077	$43,137	$—	$—	$510,214
Broadcasting	391,540	14,368	—	—	405,908
Digital	174,679	—	—	—	174,679
Corporate	(46,241)	403	—	—	(45,838)
Total	$987,055	$57,908	$—	$—	$1,044,963

	GAAP Measure	Special Items			Non-GAAP Measure
	Fifty-three weeks ended Dec. 30, 2012	Workforce restructuring	Transformation costs	Asset impairment charges	Fifty-three weeks ended Dec. 30, 2012
Operating income:
Publishing	$368,644	$42,226	$32,076	$—	$442,946
Broadcasting	443,808	—	—	—	443,808
Digital	41,700	—	—	90,053	131,753
Corporate	(64,397)	6,290	—	—	(58,107)
Total	$789,755	$48,516	$32,076	$90,053	$960,400

Depreciation, amortization and facility consolidation and asset impairment charges:
Publishing	$147,750	$—	$(32,076)	$—	$115,674
Broadcasting	28,007	—	—	—	28,007
Digital	123,990	—	—	(90,053)	33,937
Corporate	16,421	—	—	—	16,421
Total	$316,168	$—	$(32,076)	$(90,053)	$194,039

Operating cash flow (a):
Publishing	$516,394	$42,226	$—	$—	$558,620
Broadcasting	471,815	—	—	—	471,815
Digital	165,690	—	—	—	165,690
Corporate	(47,976)	6,290	—	—	(41,686)
Total	$1,105,923	$48,516	$—	$—	$1,154,439

(a) Refer to Table No. 10

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 10

"Operating cash flow", a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation and asset impairment charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

Reconciliations of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income, follow:

Thirteen weeks ended Dec. 29, 2013:
	Publishing	Broadcasting	Digital	Corporate	Consolidated Total

Operating cash flow	$163,170	$104,994	$46,949	$(11,013)	$304,100
Less:
Depreciation	(22,821)	(5,836)	(4,283)	(4,675)	(37,615)
Amortization	(4,156)	(1,927)	(3,719)	—	(9,802)
Facility consolidation and asset impairment charges	(30,569)	(894)	(11,614)	—	(43,077)
Operating income as reported (GAAP basis)	$105,624	$96,337	$27,333	$(15,688)	$213,606

Fourteen weeks ended Dec. 30, 2012:
	Publishing	Broadcasting	Digital	Corporate	Consolidated Total

Operating cash flow	$176,186	$164,829	$48,358	$(11,263)	$378,110
Less:
Depreciation	(25,324)	(6,713)	(4,441)	(3,948)	(40,426)
Amortization	(4,240)	(181)	(4,870)	—	(9,291)
Facility consolidation and asset impairment charges	(17,960)	—	(90,053)	—	(108,013)
Operating income as reported (GAAP basis)	$128,662	$157,935	$(51,006)	$(15,211)	$220,380

Fifty-two weeks ended Dec. 29, 2013:
	Publishing	Broadcasting	Digital	Corporate	Consolidated Total

Operating cash flow	$467,077	$391,540	$174,679	$(46,241)	$987,055
Less:
Depreciation	(91,122)	(26,130)	(17,559)	(18,392)	(153,203)
Amortization	(16,665)	(2,462)	(17,242)	—	(36,369)
Facility consolidation and asset impairment charges	(45,593)	(1,033)	(11,614)	—	(58,240)
Operating income as reported (GAAP basis)	$313,697	$361,915	$128,264	$(64,633)	$739,243

Fifty-three weeks ended Dec. 30, 2012:
	Publishing	Broadcasting	Digital	Corporate	Consolidated Total

Operating cash flow	$516,394	$471,815	$165,690	$(47,976)	$1,105,923
Less:
Depreciation	(100,109)	(27,282)	(16,934)	(16,421)	(160,746)
Amortization	(15,565)	(725)	(17,003)	—	(33,293)
Facility consolidation and asset impairment charges	(32,076)	—	(90,053)	—	(122,129)
Operating income as reported (GAAP basis)	$368,644	$443,808	$41,700	$(64,397)	$789,755

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 11

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is a non-GAAP liquidity measure that is defined as "Net cash flow from operating activities" as reported on the statement of cash flows reduced by "Purchase of property, plant and equipment" as well as "Payments for investments" and increased by "Proceeds from investments" and voluntary pension contributions, net of related tax benefit. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company's capital program, repay indebtedness, add to the company's cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

	Thirteen weeks ended Dec. 29, 2013	Fifty-two weeks ended Dec. 29, 2013

Net cash flow from operating activities	$162,530	$511,488
Purchase of property, plant and equipment	(37,739)	(110,407)
Voluntary pension employer contributions	—	15,507
Tax benefit for voluntary pension employer contributions	—	(6,125)
Payments for investments	—	(3,380)
Proceeds from investments	28,629	63,408
Free cash flow	$153,420	$470,491

TAX RATE CALCULATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 12

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Thirteen weeks ended Dec. 29, 2013	Fourteen weeks ended Dec. 30, 2012	Thirteen weeks ended Dec. 29, 2013	Fourteen weeks ended Dec. 30, 2012

Income before taxes (per Table 6)	$146,708	$193,906	$232,339	$312,330
Noncontrolling interests (per Table 1)	(14,461)	(11,921)	(14,461)	(11,921)
Income before taxes attributable to Gannett Co., Inc.	$132,247	$181,985	$217,878	$300,409

Provision for income taxes (per Table 6)	$41,500	$78,900	$65,400	$93,100

Effective tax rate	31.4%	43.4%	30.0%	31.0%

	GAAP		Non-GAAP
	Fifty-two weeks ended Dec. 29, 2013	Fifty-three weeks ended Dec. 30, 2012	Fifty-two weeks ended Dec. 29, 2013	Fifty-three weeks ended Dec. 30, 2012

Income before taxes (per Table 7)	$559,113	$670,407	$730,478	$848,088
Noncontrolling interests (per Table 2)	(57,233)	(50,727)	(57,233)	(50,727)
Income before taxes attributable to Gannett Co., Inc.	$501,880	$619,680	$673,245	$797,361

Provision for income taxes (per Table 7)	$113,200	$195,400	$199,800	$246,300

Effective tax rate	22.6%	31.5%	29.7%	30.9%